                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          McWhorter Technologies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         MCWHORTER TECHNOLOGIES, INC.
                            400 EAST COTTAGE PLACE
                        CARPENTERSVILLE, ILLINOIS 60110

                                                                January 8, 1997

Dear Stockholder:

  Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders to be held at 11:00 a.m. CST, on Wednesday, February 19, 1997 at McWhorter Technologies Corporate Headquarters, 400 East Cottage Place, Carpentersville, Illinois 60110.

  Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

  Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy so as many shares as possible may be represented at the meeting. The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated.

                               Sincerely,

                               John R. Stevenson
                               Chairman &
                               Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 19, 1997

  The Annual Meeting of Stockholders of McWHORTER TECHNOLOGIES, INC. (the "Company") will be held at the corporate headquarters of the Company, 400 E. Cottage Place, Carpentersville, Illinois 60110, on Wednesday, February 19, 1997, at 11:00 a.m. CST, for the following purposes:

    (1) To elect directors;

    (2) To consider and vote upon the appointment of Ernst & Young LLP as independent auditors, for the Company's fiscal year ended October 31, 1997; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  Holders of common stock, par value $0.01 per share (the "Common Stock"), of record at the close of business on December 31, 1996 are the only stockholders entitled to receive a notice of and to vote at the Annual Meeting of Stockholders.

                                       By order of the Board of Directors,

                                       Jeffrey M. Nodland
                                       Secretary

Dated: January 8, 1997

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                         MCWHORTER TECHNOLOGIES, INC.
                            400 EAST COTTAGE PLACE
LOGO
                        CARPENTERSVILLE, ILLINOIS 60110

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 19, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held for the purpose of considering and acting upon the matters specified in the foregoing Notice of Annual Meeting. The mailing date of the proxy materials is on or about January 8, 1997.

  The Common Stock is the only voting stock of the Company outstanding. At the close of business on December 31, 1996, 10,465,940 shares of Common Stock were outstanding and 9,171,454 shares of Common Stock were eligible to vote at the Annual Meeting (pursuant to the Agreement Containing Consent Order by and among The Valspar Corporation ("Valspar"), McWhorter, Inc. and the Federal Trade Commission dated September 30, 1993, 1,298,162 shares of Common Stock are restricted from being voted). Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting.

  A proxy in the accompanying form which is properly signed, dated, returned, and not revoked will be voted in accordance with the directions noted therein. If no direction is indicated, it will be voted for the election of the nominees named herein as directors, for ratification of the appointment of Ernst & Young LLP as independent auditors and on all other matters presented for a vote in accordance with the judgment of the person acting under the proxies. The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the foregoing Notice of Annual Meeting, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Annual Meeting.

  A proxy may be revoked by a holder of Common Stock at any time prior to its use by the Company by voting in person at the Annual Meeting, by executing a later proxy, or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Annual Meeting.

  Election of each director requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. An automated system administered by the Company's transfer agent is used to tabulate votes. Abstentions, directions to withhold authority, and broker nonvotes are counted as shares of Common Stock present in the determination of whether the shares of Common Stock represented at the Annual Meeting constitute a quorum. Abstentions are not counted in tabulations of the votes cast on proposals presented to holders of Common Stock and neither abstentions nor broker nonvotes are counted for purposes of determining whether a proposal has been approved.

  The cost of soliciting proxies has been, or will be, paid by the Company. In addition to the solicitation of proxies by mail, directors, officers, and employees of the Company may solicit proxies personally, by telephone, facsimile, letter, or other form of communication at no additional compensation to them. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of Common Stock.

  The Company's Annual Report to Stockholders for the fiscal year ended October 31, 1996, including financial statements, is enclosed with this Proxy Statement. However, the Annual Report to Stockholders does not constitute a part of this Proxy Statement.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

  The Company's Board of Directors consists of seven members, all of whom are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors for terms expiring at the Annual Meeting of Stockholders in 1998. All nominees are currently serving as directors. Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the seven nominees. If any of the nominees is unable or unwilling to stand for election, it is intended that shares of Common Stock represented by proxy will be voted for a substitute nominee determined by the holders of the proxies, in their direction, or the Board of Directors may make an appropriate reduction in the number of directors to be elected. The Board of Directors is not aware that any of the nominees is unable or unwilling to stand for election.

  The following material contains information concerning the nominees, including their recent employments, position with the Company, other directorships, and business experience:

  MICHELLE L. COLLINS, age 36, is a Principal of the investment banking firm of William Blair & Company, L.L.C., Chicago, Illinois. In her capacity in the Corporate Finance Department, she provides financial advisory services primarily consisting of equity offering and merger and acquisition transactions to corporate clients. Ms. Collins joined the firm in 1986. Previously, she was employed by Chase Manhattan Bank N.A. beginning in 1982. Ms. Collins is a director of CDW Computer Centers, Inc. and has been a director of the Company since February 1994.

  EDWARD GILES, age 61, is Chairman of The Vertical Group, Inc., New York, New York, the successor to the venture capital activities of F. Eberstadt & Co., Inc. He has held this position since 1988. He was also Vice Chairman of Peter
B. Cannell & Co., Inc. for two years beginning in 1989. Previously, he was President of F. Eberstadt & Co., Inc. beginning in 1979 and Vice Chairman of Eberstadt Fleming beginning in 1985. He is director of Ventana Medical Systems and Metabolix, Inc. and an advisory director of Sit Kim International Investments. Mr. Giles has been a director of the Company since May 1994.

  D. GEORGE HARRIS, age 63, is Chairman and Chief Executive Officer of Harris Chemical Group, Inc. ("HCG"), New York, New York, a holding company for a group of inorganic chemicals and extractive minerals companies. He has held this position with HCG or its predecessor companies since 1988. He is also Chairman of HCG's European affiliates: Matthes & Weber GmbH (Germany); Societa Chimica Larderello (Italy); Salt Union Ltd. (England); and Chairman and Chief Executive Officer of Harris Specialty Chemicals, Inc. ("HSC"), founded in 1994. Mr. Harris is also a founder and Chairman of D. George Harris & Associates, the industrial management and buyout company formed in 1987 which led the acquisitions for the foundation of HCG and HSC, and serves as a trustee of the Tax-Free Fund for Utah. Prior to the HCG and HSC activities, Mr. Harris was a Senior Advisor at Robert Fleming & Co., PLC for two years. Before that he was President of SCM Chemicals and, subsequently, SCM Corporation, and, before joining SCM, he was President of Rhone-Poulenc,

Inc., the U.S. subsidiary of France's largest chemical company. Mr. Harris has been a director of the Company since February 1994 and was Chairman of the Board of Directors of the Company from February 1994 through December 31, 1996.

  JOHN G. JOHNSON, JR., age 56, is President and Chief Executive Officer of Safety-Kleen Corporation, Elgin, Illinois, a recycler of hazardous and non-hazardous waste fluids. He has held the position of Chief Executive Officer since January 1995 and the position of President and Director since January 1993. Prior to joining Safety-Kleen he was employed by ARCO beginning in 1958. From 1988 until December 1992 he served as President of ARCO Chemical Americas, a division of ARCO Chemical and served as Director of ARCO Chemical. Mr. Johnson has been a director of the Company since May 1995.

  JEFFREY M. NODLAND, age 41, is President, Chief Operating Officer and Secretary of the Company. He has held the position since January 1, 1997, the position of Chief Operating Officer since May 1995 and the position of Secretary since February 1994. Mr. Nodland was the Executive Vice President of the Company from May 1995 to December 1996 and the Senior Vice President and Chief Financial Officer from February 1994 to May 1995. Previously he held the position of President of McWhorter, Inc. beginning in June 1991, and Vice President, Maintenance & Marine Coatings of Valspar beginning in October 1989. Mr. Nodland has been a director of the Company since November 1993.

  JOHN R. STEVENSON, age 54, is Chairman and Chief Executive Officer of the Company. He has held the position of Chairman since January 1, 1997 and the position of Chief Executive Officer since 1994. Mr. Stevenson was President of the Company from February 1994 to December 1996. Prior to being named in February, 1994 to this position Mr. Stevenson was Vice President, Special Products Group and Administration of Valspar beginning in August 1992. Previously he held the position of Vice President, Administration of Valspar beginning in February 1991 and Vice President, Corporate Services of Valspar beginning in February 1985. Mr. Stevenson has been a director of the Company since November 1993.

  HEINN F. TOMFOHRDE, III, age 63, is retired. Prior to his retirement he held the position of President, Chief Operating Officer, and Director of International Specialty Products, Inc. and its predecessor company GAF Chemicals Corp. from 1987 through 1991. Previously, he held the position of President and Chief Operating Officer of Union Carbide's Consumer and Industrial Products and Services Group beginning in 1985. Mr. Tomfohrde is a director of the Harris Chemical Group Inc. and Sybron Chemicals, Inc. Mr. Tomfohrde has been a director of the Company since February 1994.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CERTAIN INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD OF
DIRECTORS

  The three standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Environmental Committee. The Board of Directors held four meetings during the fiscal year ended October 31, 1996 ("fiscal 1996").

  Audit Committee. The members of the Audit Committee are Messrs. Giles (Chairman), Harris, Johnson, and Tomfohrde, and Ms. Collins. The Audit Committee held three meetings during fiscal 1996. The Committee reviews the accounting and auditing principles and procedures of the Company with a view to providing for the safeguard of the Company's assets and the reliability of its financial records; recommends to the Board of

Directors the engagement of the Company's independent auditors; reviews with the independent auditors the plans and results of the auditing engagement; and considers the independence of the Company's auditors.

  Compensation Committee. The members of the Compensation Committee are Messrs. Giles, Harris, Johnson, and Tomfohrde (Chairman), and Ms. Collins. The Compensation Committee held four meetings during fiscal 1996. The Committee establishes salaries, incentives, and other forms of compensation for executive officers and other key employees of the Company; administers the various incentive compensation and benefit plans of the Company; and recommends policies related to such incentive compensation and benefit plans.

  Environmental Committee. The members of the Environmental Committee are Messrs. Giles, Harris, Johnson (Chairman), and Tomfohrde, and Ms. Collins. The Environmental Committee held one meeting during fiscal 1996. The Committee reviews the environmental principles and procedures of the Company with a view to achieving and maintaining compliance with all applicable environmental laws and regulations; implementing programs and procedures that address issues related to the environment; and integrating environmental planning with the Company's business operations.

  The Company does not have a nominating committee.

DIRECTOR COMPENSATION

  Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors receive an annual retainer of $15,000 payable, at the director's option, either entirely in deferred stock or 50% in deferred stock and 50% in cash. The Chairman of the Board of Directors, if a non-employee, receives an additional $35,000 annual retainer payable, either entirely in deferred stock or, at his option, 50% in deferred stock and 50% in cash. A nonemployee director is entitled to receive shares of Common Stock represented by the deferred stock awards when such director ceases to be a member of the Board of Directors. Each nonemployee director also receives a fee of $1,000 in cash for each Board of Directors or committee meeting attended, provided that the committee meetings are not held on the same day as a Board of Directors meeting. Upon his or her initial election to the Board of Directors, each non-employee director (except for Mr. Harris in his previous role as Chairman of the Board of Directors) received an initial non-qualified option to purchase 10,000 shares of Common Stock at a price equal to the market value of such shares at the date of grant. Mr. Harris in his previous role received an initial non-qualified option to purchase 35,000 shares of Common Stock at an exercise price equal to the market value of such shares at the date of grant. The exercise price for such options for Messrs. Harris, Giles, and Tomfohrde and Ms. Collins is $16.2125 per share and for Mr. Johnson is $15.00 per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following information presents the beneficial ownership of shares of Common Stock as of December 1, 1996 (unless otherwise stated) by (i) each stockholder known by the Company to be the owner of more than five percent of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as noted below, the shares of Common Stock indicated in the following table are held with sole power over both investment and voting.

  This table also sets forth the number of McWhorter Stock Equivalents credited to the individual's deferred compensation account. This account reflects the election of the individual to defer restricted stock and stock option gains, and Company ESOP restoration contributions. The value of an individuals' account in stock equivalents is directly related to the price of McWhorter stock and subject to any volatility in that price. These stock equivalents do not carry any voting rights.

                                                                        TOTAL
                                                                      NUMBER OF
                                   SHARES                            SHARES AND
                                BENEFICIALLY    PERCENT   MWT STOCK   MWT STOCK
NAME OF BENEFICIAL OWNER           OWNED        OF CLASS EQUIVALENTS EQUIVALENTS
------------------------        ------------    -------- ----------- -----------
Norwest Corporation............  2,020,006(1)     19.1%         0     2,020,006
 6th and Marquette
 Minneapolis, MN 55479
C. Angus Wurtele...............  1,298,162(2)     12.3%         0     1,298,162
 1101 Third Street South
 Minneapolis, MN 55415
The Capital Group Companies,       706,000(3)      6.7%         0       706,000
 Inc. .........................
 333 South Hope Street
 Los Angeles, CA 90071
John R. Stevenson..............    103,758(4)      1.0%     1,572       105,330
Jeffrey M. Nodland.............     71,478(5)        *        748        72,226
D. George Harris...............     43,138(6)        *          0        43,138
Michelle L. Collins............     11,796(7)        *          0        11,796
Edward M. Giles................     11,796(7)        *          0        11,796
John G. Johnson, Jr............     11,528(8)        *          0        11,528
Heinn F. Tomfohrde, III........     13,796(7)        *          0        13,796
Kevin W. Brolsma...............     27,663(9)        *        175        27,838
Patrick T. Heffernan...........     35,638(10)       *        306        35,944
Douglas B. Rahrig..............     27,008(11)       *        224        27,232
All directors and executive
 officers as a group (11
 persons)......................    358,826         3.4%

--------
*   Less than 1.0%
 (1) Reported as of November 30, 1996. As of such date Norwest Bank Minnesota, National Association, a wholly-owned subsidiary of Norwest Corporation reported sole voting power over 581,267 shares, shared voting power over 1,369,349 shares, sole investment power over 168,916 shares, and shared investment power over 1,826,840 shares. Norwest Corporation and Norwest Bank Minnesota, National Association disclaim beneficial ownership of all such shares.
 (2) Based on Form 5 dated as of December 1996. As of such date Mr. Wurtele reported sole voting and investment power over 927,217 shares and shared voting and investment power as follows: 25,425 shares owned by Mr. Wurtele's spouse and; 345,520 shares held for Mr. Wurtele's benefit as co-trustee; Pursuant to the Agreement Containing Consent Order by and among Valspar, McWhorter, Inc. and the Federal Trade Commission dated September 30, 1993, all such shares are restricted from being voted.
 (3) Based on Schedule 13G dated as of December 31, 1995.
 (4) Includes options currently exercisable or exercisable within 60 days for 29,104 shares. As of October 31, 1996, includes 1,982 shares held through the McWhorter Technologies, Inc. Employee Stock Ownership Plan (the "ESOP").

 (5) Includes options currently exercisable or exercisable within 60 days for 16,614 shares. As of October 31, 1996, includes 1,974 shares held though the ESOP.
 (6) Includes options currently exercisable for 35,000 shares and 5,985 shares of deferred stock.
 (7) Includes options currently exercisable for 10,000 shares and 1,796 shares of deferred stock.
 (8) Includes options currently exercisable for 10,000 shares and 828 shares of deferred stock.
 (9) Includes options currently exercisable or exercisable within 60 days for 9,450 shares. As of October 31, 1996, includes 1,929 shares held through the ESOP; and 450 shares held through the McWhorter Technologies, Inc. Employee 401(k) Savings Plan (the "401(k) Plan").
(10) Includes options currently exercisable or exercisable within 60 days for 11,025 shares. As of October 31, 1996, includes 1,933 shares held through the ESOP.
(11) Includes options currently exercisable or exercisable within 60 days for 9,648 shares. As of October 31, 1996, includes 138 shares held through the 401(k) Plan and 1,157 shares held through the ESOP.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash compensation paid to the Company's Chief Executive Officer and its other four most highly paid executive officers (the "named executives") in the fiscal years ended October 31, 1994 ("fiscal 1994"), October 31, 1995 ("fiscal 1995") and October 31, 1996 ("fiscal 1996")
for services rendered in all capacities to the Company:

                             ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                         ---------------------------- ------------------------
                                                               AWARDS
                                                      ------------------------
                                                       RESTRICTED     STOCK     ALL OTHER
NAME & PRINCIPAL                                         STOCK     UNDERLYING  COMPENSATION
POSITION(1)              YEAR SALARY ($)(2) BONUS ($) AWARDS($)(3) OPTIONS (#)    ($)(4)
----------------         ---- ------------- --------- ------------ ----------- ------------
John R. Stevenson        1996   $344,998    $182,849    $ 13,562     11,570      $60,060
 President & Chief       1995   $291,668    $ 31,733    $471,589     11,290      $11,000
 Executive Officer       1994   $250,000    $ 67,386    $ 97,630     66,773      $20,141
Jeffrey M. Nodland
 Executive Vice
 President               1996   $235,638    $104,387    $  5,021      7,934      $38,544
 & Chief Operating       1995   $195,829    $ 19,172    $309,964     10,484      $11,000
 Officer                 1994   $175,000    $ 47,968    $ 70,833     37,774      $18,154
Patrick T. Heffernan     1996   $182,489    $ 63,141    $  2,692      1,157      $27,059
 Senior Vice President,  1995   $175,000    $ 12,460    $269,367          0      $11,000
 Coatings Resin          1994   $175,000    $ 47,968    $      0     26,985      $17,439
Douglas B. Rahrig        1996   $161,499    $ 62,338    $    741      1,983      $24,842
 Vice President,         1995   $150,000    $ 17,730    $224,998          0      $11,000
 Technology              1994   $150,000    $ 31,353    $      0     23,130      $     0
Kevin W. Brolsma         1996   $156,417    $ 57,429    $    741        992      $23,574
 Vice President,         1995   $150,000    $ 10,680    $229,009          0      $11,000
 Powder                  1994   $150,000    $ 40,830    $      0     23,130      $16,704

--------
(1) Effective January 1, 1997 Mr. Stevenson assumed the title of Chairman and Chief Executive Officer and Mr. Nodland assumed the title of President and Chief Operating Officer.
(2) The amounts set forth for fiscal 1994 represent annualized salaries. The named executives received salaries from the Company for fiscal 1994 beginning on the date of the spin-off from Valspar, April 29, 1994.

(3) For fiscal 1996, Restricted Stock Awards represent excess ERISA benefits for fiscal 1995.
   For fiscal 1995, named executives held the following number of shares of restricted stock awards representing excess ERISA benefits for fiscal 1994 and performance based awards which will vest if at all as certain performance measurements are met. The vesting is contingent on the Company's achieving certain returns on capital and return on equity goals. These performance based awards of restricted shares will be forfeited to the extent the vesting criteria have not been met.
  The awards were granted as follows:

                              EXCESS ERISA BENEFITS        PERFORMANCE BASED
                          FISCAL 1994 ($)/(# OF SHARES) AWARDS ($)/(# OF SHARES)
                          ----------------------------- ------------------------
      John Stevenson....          $21,593/1,448             $449,996/29,032
      Jeff Nodland......          $ 9,961/  668             $300,003/19,355
      Patrick Heffernan.          $ 6,874/  461             $262,493/16,935
      Kevin Brolsma.....          $ 4,011/  269             $224,998/14,516
      Douglas Rahrig....          $     0/0                 $224,998/14,516

(4) Represents contributions or allocations by the Company to defined contribution or savings plans (tax-qualified and supplemental) on behalf of the named executives.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding individual grants of stock options made during fiscal 1996 to the named executives:

                                                                          POTENTIAL
                                                                         REALIZABLE
                                                                          VALUE AT
                                                                       ASSUMED ANNUAL
                                                                       RATES OF STOCK
                                                                            PRICE
                                                                        APPRECIATION
                                                                          FOR OPTION
                          INDIVIDUAL GRANTS                                TERM(2)
---------------------------------------------------------------------- ---------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS EXERCISE
                         UNDERLYING  GRANTED TO    OR BASE
                          OPTIONS   EMPLOYEES IN  PRICE PER EXPIRATION
NAME                     GRANTED(1)  FISCAL 1996    SHARE      DATE     5%(2)  10%(2)
----                     ---------- ------------- --------- ---------- ------- -------
John R. Stevenson.......   11,570       20.8%      15.125    12/13/05  $15,328 $31,263
Jeffrey M. Nodland......    7,934       14.3%      15.125    12/13/05  $10,511 $21,438
Patrick T. Heffernan....    1,157        2.1%      15.125    12/13/05  $ 1,533 $ 3,126
Kevin W. Brolsma........      992        1.8%      15.125    12/13/05  $ 1,314 $ 2,680
Douglas B. Rahrig.......    1,983        3.6%      15.125    12/13/05  $ 2,627 $ 5,358

--------
(1) Indicates options granted on December 13, 1995 that become exercisable in 20% annual increments beginning one year from the date of grant.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information with respect to the named executives concerning the exercise of options during fiscal 1996 and unexercised options held as of October 31, 1996.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                         OPTIONS AT           THE-MONEY OPTIONS AT
                                                    OCTOBER 31, 1996 (#)      OCTOBER 31, 1996 ($)*
                                                  ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON    VALUE
NAME                      EXERCISE   REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ------------ ----------- ------------- ----------- -------------
John R. Stevenson           5,442       35,218      26,790       57,401       $90,138     $209,105
Jeffrey M. Nodland......    5,442       35,218      15,028       35,722       $57,337     $130,909
Patrick T. Heffernan....        0            0      10,794       17,348       $32,787     $ 53,952
Kevin W. Brolsma........        0            0       9,252       14,870       $28,103     $ 46,247
Douglas B. Rahrig.......        0            0       9,252       15,861       $28,103     $ 50,335

--------
*The value of the unexercisable in-the-money options is based on the difference between the exercise price of the options and the fair market value of the Common Stock on October 31, 1996.

         COMPENSATION COMMITTEE INTERLOCKS WITH INSIDER PARTICIPATION

  During fiscal 1996, Messrs. Giles, Harris, Johnson, Tomfohrde and Ms. Collins served as members of the Compensation Committee of the Board of Directors, none of whom has ever served as an officer or employee of the Company.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is comprised of the five independent nonemployee directors named below. The Committee is responsible for establishing salaries, incentives, and other forms of compensation for the Company's executive officers and other key employees, administering the various incentive compensation and benefit plans of the Company, and recommending policies related to such incentive compensation and benefit plans. The Committee has adopted the following as the purpose of the Company's executive compensation program: (1) retain and attract quality executives critical to the success of the Company; (2) direct executive attention to performance measures that are important to stockholders, such as growth in earnings per share, earnings quality, stock price appreciation, and full compliance with legal and ethical standards; (3) reward executives for progress in achieving longer term strategic goals; and (4) promote stock ownership to ensure that the interests of the executives and stockholders are closely aligned. The Company's incentive plans are designed to condition a significant amount of an executive's compensation on the performance of the Company. The compensation plans are also designed to encourage executive stock ownership. In its administration of the various compensation programs, the Committee focuses on these goals of tying compensation to performance and encouraging executive stock ownership. The compensation program for executive officers consists of two annual components, base salary and cash bonus, and three long-term components, grants of stock options, grants of stock equivalents and awards of restricted stock.

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits to $1,000,000 the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance based compensation is not subject to the limitation and certain regulations have been proposed under
Section 162(m). Because the Committee believes the nonperformance based compensation of each of the executive officers will be below the Section 62(a) tax deductibility amount for the foreseeable future, the Committee has not yet taken any specific action or adopted any policy in this regard.

  Base Salary. During fiscal 1995, the Committee adopted a policy that the base salaries for executives should be set at slightly above the average of a selected peer group of companies, consisting of, if possible, at least seven coatings intermediates and specialty chemicals companies those salaries should be adjusted over time based upon both the performance of the executives and the performance of the Company relative to the performance of the peer group. Based on this analysis, during fiscal 1996 the Committee approved an increase in the base salaries of Messrs. Stevenson, Nodland, Brolsma, Heffernan, and Rahrig.

  Bonus Programs. One element of the annual compensation plan for executive officers is the opportunity to earn a substantial cash bonus. These bonuses are based upon the accomplishment of certain pre-established goals and criteria. An available bonus amount, expressed as a percentage of base salary, is established in advance. This places a substantial portion of an executive's annual compensation at risk. The available bonus amount as a percentage of salary for the executive officers in fiscal 1996 was 80% (90% for the Chief Operating Officer and 100% for the Chief Executive Officer). The evaluation criteria are to be reviewed, evaluated, and appropriately modified on an annual basis. For fiscal 1996 those criteria were as follows: sales, gross margin, earnings per share and a discretionary component as determined by the Compensation Committee. If the maximum available bonus would have been earned in fiscal 1996 under the pre-established criteria, the committee's policy provided that the Committee, in its sole discretion and on an individual basis, would consider bonuses for truly extraordinary performance in an amount not to exceed an additional 50% of base salary. Pursuant to the bonus program, the executive officers on average received bonuses equal to 41.6% of their base salaries.

  Stock Options and Restricted Stock. The Committee's policy is that the primary component of long-term compensation for executive officers should be stock options. The Committee believes that tying the compensation of the executives to the price of the Common Stock is the most effective means of aligning their interests with those of the Company's stockholders. The Committee's policy is that executive officers should be granted stock options at an exercise price equal to the market price at the time of grant and with a total option value which is in the middle of the range of option values granted to executive officers at comparable publicly-held coatings intermediates and specialty chemicals companies. Based on this policy, the Committee has granted options to purchase a number of shares with a market price on the date of grant equal to 2 1/2 times the executive officer's base salary (3 times in the case of the Chief Operating Officer and 3 1/2 times in the case of the Chief Executive Officer). Additional options are granted to reflect increases in base salary. The Committee has not adopted a specific policy on when any other options might be granted. Nonetheless, options are not granted on an annual basis and since the formation of the Company there has been only one option grant (other than those to reflect salary increases) to each executive officer.

  The other long-term component of executive officer compensation is a restricted stock award. When granted the shares vest, if at all, based on a comparison of the Company's earnings per share in each year to a base year (fiscal 1994). The vesting is also contingent on the Company's achieving certain return on capital and return on equity goals. In fiscal 1995 the Committee made restricted stock awards to the executive officers with respect to a number of shares equal in value on the date of award to 1 1/2 times the executive officer's base salary. These restricted shares are forfeited to the extent the vesting criteria have not been met and additional awards are not made to reflect increase in base salary. For fiscal 1995 and 1996 the vesting criteria has not been met.

  The Committee has adopted a policy in fiscal 1994 of awarding shares of Common Stock as restricted stock annually to those employees (including executive officers) on whose behalf contributions by the Company to the Company's Employee Stock Ownership Plan (the "ESOP") and Employee 401(k) Savings Plan (the "401(k) Plan") are subject to the compensation limitation set by Section 401(a)(17) of the Internal Revenue Code for qualified retirement vehicles. The number of shares of Common Stock awarded as restricted stock is calculated on the basis of the difference between the employee's salary and such limitation amount (currently $150,000) multiplied by the Company's contribution rate to the ESOP and the 401(k) Plan and divided by the fair market value of the Common Stock. This policy was supplanted effective October 1, 1996 by the terms of the Deferred Compensation Plan.

  Deferred Compensation. In fiscal 1996, the McWhorter Technologies, Inc. Deferred Compensation Plan (the "Plan") was adopted by the Compensation Committee for a select group of management or highly compensated employees. The Plan became effective October 1, 1996. The Plan provides an opportunity to defer a portion of base annual salary, annual bonus, restricted stock and stock option gains on a pre-tax basis. Under the Plan the Company credits the employee with an amount equal to excess ERISA benefits and may make discretionary contributions. During fiscal 1996, all of the named executives participated in the Plan and the amounts credited by the Company under the Plan to their accounts were equal to excess ERISA benefits. There were no discretionary contributions made by the Company. To the extent that restricted stock or stock option gains are deferred, they are required to be deferred in the form of stock equivalents and cannot be distributed until the individual retires or leaves the Company.

  Chief Executive Officer Compensation. In establishing Mr. Stevenson's base salary, the Committee considered information concerning the salaries of chief executive officers of other companies in similar industries and of similar size and complexity and attempted to set levels at or slightly above the comparables. In establishing the multiple of 3 1/2 applied to Mr. Stevenson's salary in determining the number of shares of Common Stock as to which he was granted stock options and the multiple of 1 1/2 in determining the number of shares of restricted stock, the Committee considered information concerning the potential for a long term compensation that was provided by other companies in similar industries and similar size and complexity. In establishing Mr. Stevenson's compensation in fiscal 1996, the Committee also considered the significant financial and strategic achievements of the Company in fiscal 1996 and the considerable challenges which are inherent in the role of the Chief Executive Officer of a public company in its formative years.

Respectfully submitted,                   Compensation Committee

                                          Heinn F. Tomfohrde, III, Chairman
                                          Michelle L. Collins
                                          Edward M. Giles
                                          D. George Harris
                                          John G. Johnson, Jr.

STOCK PERFORMANCE GRAPH

  The graph below compares the Company's cumulative total shareholder return from April 11, 1994 to October 31, 1996 with the cumulative total return of
(1) the Standard & Poor's 500 Stock Index ("S&P 500") and (2) Standard & Poor's Speciality Chemical Group ("S&P Speciality Chemical"). The graph assumes the investment of $100 in the Common Stock at April 11, 1994, the S&P 500 and the S&P Speciality Chemical at April 29, 1994 and the reinvestment of all dividends. The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicators of possible future performance of the Common Stock.

                          COMPARISON OF TOTAL RETURN
       AMONG THE COMPANY, THE S&P 500, AND THE S&P SPECIALITY CHEMICAL.

                              4/11/94      10/31/94      10/31/95      10/31/96
                              -------      --------      --------      --------
MCWHORTER TECH                  100           131          105            135
S&P 500                         100           106          134            167
S&P 500 CHEMICAL (SPECIAL)      100            95          114            128

                       $100 invested on 4/11/94 in stock or on 3/31/94 in Index--Including reinvestment of dividends. Fiscal year ending October 31.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

  Ernst & Young LLP has served as the Company's independent auditor since the formation of the Company. The Board of Directors has selected Ernst & Young LLP to serve as the independent auditors of the Company for the 1997 fiscal year. This selection will be submitted for ratification by the stockholder at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted in favor of the ratification of Ernst & Young LLP to serve as independent auditors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

  In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 1997 Annual Meeting of Stockholders must do so no later than September 11, 1997. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices.

                                          By Order of the Board of Directors,

                                          Jeffrey M. Nodland
                                          Secretary

                       Confidential Voting Instructions
To: First Trust, St. Paul, Minnesota, Trustee of the McWhorter Technologies,
    Inc. Employee Stock Ownership Plan (ESOP) and McWhorter Technologies, Inc. Employee 401(k) Savings Plan

THESE INSTRUCTIONS ARE BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McWHORTER TECHNOLOGIES, INC.

  I acknowledge receipt of a copy of the Annual Report of McWhorter Technologies, Inc. for fiscal year 1996 and a Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting of Stockholders to be held on February 19, 1997.
  You are hereby instructed, with respect to the shares of McWhorter Technologies, Inc. allocated to my account in the ESOP and/or 401(k) Plan, to vote as indicated on the reverse side of this card and to confer discretionary authority to vote upon other business that may properly come before the meeting.

THESE VOTING INSTRUCTIONS MUST BE RECEIVED BY THE TRUSTEE BY 5:00 p.m. EST ON FEBRUARY 17, 1997. SHARES FOR WHICH THE PARTICIPANTS DO NOT GIVE TIMELY VOTING INSTRUCTIONS WILL BE VOTED BY THE TRUSTEE AS INSTRUCTED BY THE ADMINISTRATION COMMITTEE, OR, IF NO INSTRUCTIONS ARE RECEIVED, AS THE TRUSTEE DETERMINES.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.


Has your address changed?                           Do you have any comments?

------------------------------                      ----------------------------
------------------------------                      ----------------------------
------------------------------                      ----------------------------

[X]PLEASE MARK VOTES AS IN THIS EXAMPLE

                       --------------------------------
                                   McWHORTER
                              TECHNOLOGIES, INC.
                       --------------------------------

RECORD DATE SHARES:



                                                      --------------------------
Please be sure to sign and date this Proxy.           Date
--------------------------------------------------------------------------------


_____Stockholder sign here______________________Co-owner sign here______________

1.  Election of Directors.
                                                                 With-   For All
    Michelle L. Collins, Edward M. Giles,                For     hold    Except
    D. George Harris, John G. Johnson, Jr.,              [_]     [_]      [_]
    Jeffrey M. Nodland, John R. Stevenson,
    and Heinn F. Tornfohrde III

    NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

2.  Ratify the appointment of Ernst & Young LLP as       For   Against  Abstain
    independent auditors for the                         [_]     [_]      [_]
    Company for the 1997 fiscal year.

3.  In their discretion, the proxies are authorized to   For   Against  Abstain
    vote upon any other business that may properly       [_]     [_]      [_]
    come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

DETACH CARD                                                          DETACH CARD


                         McWhorter Technologies, Inc.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. Those are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

McWhorter Technologies, Inc.

                       Confidential Voting Instructions
To: Norwest Bank Minnesota, NA, Trustee of The Valspar Corporation Stock Ownership Trust and the Valspar Corporation Profit Sharing Trust.

THESE INSTRUCTIONS ARE BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McWHORTER TECHNOLOGIES, INC.


  I acknowledge receipt of a copy of the Annual Report of McWhorter Technologies, Inc. for fiscal year 1996 and a Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting of Stockholders to be held on February 19, 1997.

  You are hereby instructed, with respect to the shares of McWhorter Technologies, Inc. allocated to my account in The Valspar Corporation Stock Ownership Trust and The Valspar Corporation Profit Sharing Trust, to vote as indicated on the reverse side of this card and to confer discretionary authority to vote upon other business that may properly come before the meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

THESE VOTING INSTRUCTIONS MUST BE RECEIVED BY THE TRUSTEE BY 5:00 p.m. EST ON FEBRUARY 17, 1997. SHARES FOR WHICH THE PARTICIPANTS DO NOT GIVE TIMELY VOTING INSTRUCTIONS WILL BE VOTED BY THE TRUSTEE AS INSTRUCTED BY THE ADMINISTRATION COMMITTEE, OR, IF NO INSTRUCTIONS ARE RECEIVED, AS THE TRUSTEE DETERMINES.



HAS YOUR ADDRESS CHANGED?                           DO YOU HAVE ANY COMMENTS?

------------------------------                      ----------------------------
------------------------------                      ----------------------------
------------------------------                      ----------------------------

[X]PLEASE MARK VOTES AS IN THIS EXAMPLE

                       --------------------------------
                                   McWHORTER
                              TECHNOLOGIES, INC.
                       --------------------------------

RECORD DATE SHARES:



                                                      --------------------------
Please be sure to sign and date this Proxy.           Date
--------------------------------------------------------------------------------


_____Stockholder sign here______________________Co-owner sign here______________

1.  Election of Directors.
                                                                 With-   For All
    Michelle L. Collins, Edward M. Giles,                For     hold    Except
    D. George Harris, John G. Johnson, Jr.,              [_]     [_]      [_]
    Jeffrey M. Nodland, John R. Stevenson,
    and Heinn F. Tornfohrde III

    NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

2.  Ratify the appointment of Ernst & Young LLP as       For   Against  Abstain
    independent auditors for the                         [_]     [_]      [_]
    Company for the 1997 fiscal year.

3.  In their discretion, the proxies are authorized to   For   Against  Abstain
    vote upon any other business that may properly       [_]     [_]      [_]
    come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

DETACH CARD                                                          DETACH CARD


                         McWhorter Technologies, Inc.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. Those are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

McWhorter Technologies, Inc.

                         McWhorter Technologies, Inc.
                            400 East Cottage Place
                           Carpentersville, IL 60110

                      Solicited by the Board of Directors
          for the Annual Meeting of Shareholders on February 19, 1997


The undersigned hereby appoints as Proxies, John R. Stevenson and Jeffrey M. Nodland, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of McWhorter Technologies, Inc. (the "Company") held of record by the undersigned on December 31, 1996 at the Annual Meeting of Shareholders to be held on February 19, 1997 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Your vote must be received prior to the Annual Meeting of Shareholders, February 19, 1997,

Has your address changed?                           Do you have any comments?

-----------------------------                       ----------------------------
-----------------------------                       ----------------------------
-----------------------------                       ----------------------------

[X]PLEASE MARK VOTES AS IN THIS EXAMPLE

                       --------------------------------
                                   McWHORTER
                              TECHNOLOGIES, INC.
                       --------------------------------

RECORD DATE SHARES:



                                                      --------------------------
Please be sure to sign and date this Proxy.           Date
--------------------------------------------------------------------------------


_____Stockholder sign here______________________Co-owner sign here______________

1.  Election of Directors.
                                                                 With-   For All
    Michelle L. Collins, Edward M. Giles,                For     hold    Except
    D. George Harris, John G. Johnson, Jr.,              [_]     [_]      [_]
    Jeffrey M. Nodland, John R. Stevenson,
    and Heinn F. Tornfohrde III

    NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

2.  Ratify the appointment of Ernst & Young LLP as       For   Against  Abstain
    independent auditors for the                         [_]     [_]      [_]
    Company for the 1997 fiscal year.

3.  In their discretion, the proxies are authorized to   For   Against  Abstain
    vote upon any other business that may properly       [_]     [_]      [_]
    come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

DETACH CARD                                                          DETACH CARD


                         McWhorter Technologies, Inc.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. Those are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

McWhorter Technologies, Inc.